SWK Holdings Confirms Receipt of Non-Binding Proposal from
Carlson Capital L.P.

Announces Formation of Special Committee

Dallas, TX, April 6, 2021 – SWK Holdings Corporation (Nasdaq: SWKH) (the “Company” or “SWK”) confirmed that on April 5, 2021, a Special Committee (the “Special Committee”) of the Company’s Board of Directors received a non-binding proposal from a fund managed by Carlson Capital, L.P. (“Carlson”) to acquire the Company’s loan and royalty assets for an aggregate purchase price of $193 million in cash, subject to customary adjustments for changes in the asset portfolio through closing (the “Proposed Acquisition”). Carlson’s proposal also contemplates a special dividend of substantially all of the proceeds of the Proposed Acquisition to be paid to the Company’s stockholders following the consummation of the Proposed Acquisition.

The Special Committee consists of non-executive, independent directors and the Special Committee has engaged financial and legal advisors to assist in its review of Carlson’s proposal and its consideration of other strategic alternatives potentially available to the Company. The Special Committee, in consultation with its advisors, will carefully review and consider Carlson’s proposal and pursue the course of action that it believes is in the best interests of the Company’s stockholders. The Company’s stockholders do not need to take any action at this time.

JMP Securities LLC is serving as financial advisor to the Special Committee and Shearman & Sterling LLP is acting as legal counsel.

There can be no assurance that a definitive proposal relating to the Proposed Acquisition will be made, that any such proposal will be recommended or accepted by the Special Committee, that a definitive agreement relating to the Proposed Acquisition or any other transaction will be entered into by the Company or that any transaction will be consummated. The Company does not undertake any obligation to provide any updates with respect to this or any other transaction, except as required under applicable law.

About SWK Holdings:

SWK is a specialized finance company with a focus on the global healthcare sector. SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors. SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes. SWK also owns Enteris Biopharma (“Enteris”), whose core Peptelligence™ drug delivery technology creates oral formulations of peptide-based and BCS class II, III, and IV small molecules. With Enteris, SWK has the opportunity to grow its specialty finance business by actively building a wholly-owned portfolio of milestones and royalties through licensing activities. Additional information on the life science finance market is available on the Company’s website at www.swkhold.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect SWK’s current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include statements regarding the Proposed Acquisition. Factors that could cause actual results of SWK to differ materially from those contemplated or implied by the statements in this communication include uncertainties as to whether an agreement regarding the Proposed Acquisition will be negotiated and executed; negative effects from the pendency of the Proposed Acquisition; uncertainties as to whether the Board of Directors or the Special Committee will approve any transaction proposed by Carlson; uncertainties as to whether SWK’s stockholders not affiliated with Carlson will approve any transaction; the timing of the Proposed Acquisition and whether the Proposed Acquisition will be completed; failure to realize contemplated benefits from the Proposed Acquisition; and incurrence of significant costs in connection with the Proposed Acquisition. Investors should note that many factors, as more fully described under the caption “Risk Factors” and elsewhere in SWK’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein, could affect the Company’s future financial results and could cause actual results to differ materially from those expressed in such forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause the Company’s actual results to differ materially from expected and historical results. You should not place undue reliance on any forward-looking statements, which speak only as of the date they are made. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Jason Rando (Media)

Tiberend Strategic Advisors, Inc.

+1.212.375.2665

jrando@tiberend.com

Maureen McEnroe, CFA (Investors)
+1 212.375.2664

mmcenroe@tiberend.com